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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 2000 and January 28, 2000 (except with respect to the matter discussed in Note 18, as to which the date is October 26, 2000) included in Grant Prideco, Inc.'s Form 10 and Form 8-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.





                                             /s/ Arthur Andersen LLP


Houston, Texas
October 26, 2000